Exhibit 16.1

January 11, 2006

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:          SatCon Technology Corporation

File No. 1-11512

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K/A Amendment No. 2 to Current Report of SatCon Technology Corporation dated December 28, 2005 that amends Form 8-K filed January 3, 2006 and Form 8-K/A filed January 5, 2006, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP